Exhibit 10.1

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT is made and entered into June 8, 2004 between Todhunter International, Inc., a Delaware corporation (the “Company”), and Angostura Limited, a corporation organized under the laws of Trinidad & Tobago (“Angostura”).

The parties hereto agree as follows.

1.             Angostura shall purchase, and the Company shall issue to Angostura, 714,285 unregistered shares of common stock of the Company (the “Shares”) for an aggregate purchase price of $10,000,000, or $14.000014 per share (the “Per Share Purchase Price”), promptly upon approval by the American Stock Exchange of the Company’s listing application with respect to the Shares.  Angostura agrees to transfer $10,000,000 to the Company on June 9, 2004 as payment of the purchase price for the Shares.

2.             Concurrently herewith, the Company and Angostura shall execute the Registration Rights Agreement attached hereto as Exhibit A (the “Registration Rights Agreement”).

3.             Angostura will pay all of its expenses in connection with its subscription for the Shares.  Angostura will pay one-half of the Company’s expenses related to this Agreement within five (5) days of its receipt of written evidence of such expenses from the Company, including, but not limited, to the fees and expenses of: the Company’s counsel, the Special Committee of the Company’s Board of Directors (the “Special Committee”) established for purposes of evaluating and determining the price of Angostura’s purchase of the Shares, the Special Committee’s counsel, and Houlihan Lokey Howard & Zukin, the investment banker engaged by the Company’s Special Committee.

4.             Angostura represents, warrants and agrees as follows:

(a)           (i) Angostura has full authority under its governing instruments and applicable law to purchase the Shares; (ii) the purchase of the Shares has been duly authorized; (iii) the individual signing this Subscription Agreement and the Registration Rights Agreement has actual authority to execute this Subscription Agreement and the Registration Rights Agreement on behalf of Angostura; (iv) Angostura has not been formed for the specific purpose of purchasing the Shares; and (v) Angostura has been in existence for at least ninety (90) days prior to the date hereof.

(b)           Angostura acknowledges that it has received or had access to all information it deemed necessary or appropriate to evaluate the merits and risks of an investment in the Shares.  Angostura acknowledges that the Company has made available to it the opportunity to obtain additional information to verify the accuracy of the information provided to it and to evaluate the merits and risks of an investment in the Shares.  Angostura further acknowledges that it has had the opportunity to ask questions of and receive answers from the Company, or a person or persons acting on behalf of the Company, concerning the terms and conditions of the offering, the Company and the information provided to it.

(c)           Angostura has such knowledge and experience in financial and business matters to enable it to evaluate the risks and merits of an investment in the Shares, and the tax consequences associated therewith, and to make an informed decision with respect thereto.

(d)           Angostura understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), the securities laws of any state or any other applicable securities laws, rules or regulations in reliance upon exemptions therefrom.  Such reliance is in part predicated upon the truth and accuracy of the representations of Angostura contained herein.  Angostura understands that the Shares must be held for at least a two-year period unless, among other things, they are subsequently registered under the Securities Act and applicable state securities laws unless an exemption from such registration is available.  Angostura further understands that, other than pursuant to the Registration Rights Agreement, the Company is under no obligation to register the Shares on its behalf or to assist it in registering or in complying with any exemption from registration.

(e)           The Shares are being purchased solely for Angostura’s own account for investment and not for the account of any other person and not with a view to distribution, assignment or resale, and no other person has a direct or indirect beneficial interest in the Shares through Angostura.  Angostura is not participating, directly or indirectly, in a distribution or transfer of the Shares, or in the underwriting of any such distribution or transfer, and it will not act in any way that would cause it to be considered an underwriter within the meaning of the Securities Act.

(f)            All information which Angostura may have provided to the Company concerning itself, its financial position and its knowledge of financial and business matters, is correct and complete as of the date set forth at the end of this Subscription Agreement, and if there should be any change in such information prior to its subscription being accepted, Angostura will immediately provide the Company with such revised information.

(g)           Angostura understands that it has received no assurances regarding the tax treatment of its investment in the Shares and that existing tax laws and regulations may be modified in the future and could deny it all or a portion of the tax benefits, if any, which may be available under existing laws and regulations.  No tax opinion or advice is being rendered by the Company in connection with the offering of the Shares.  Angostura is relying (and will continue to rely) solely on the advice of its own advisors with respect to an investment in the Company and has consulted with its advisors as Angostura deemed necessary prior to making a determination whether to invest in the Shares.

(h)           Angostura has not been solicited to subscribe for the Shares by means of general advertising or general solicitation.

(i)            Angostura (and any customer for whose account it is acting as fiduciary agent) qualifies as an “Accredited Investor,” as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

(j)            Angostura understands the meaning and legal consequences of the foregoing representations, warranties and agreements, which are true as of the date hereof and will be true as of the date of the purchase of the Shares by Angostura.  Each such representation, warranty and agreement shall survive such purchase.  Angostura understands that the information furnished by it will be relied upon by the Company in connection with the offering of the Shares.

(k)           Angostura agrees not to offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of the Shares for the nine (9) months following the consummation of its purchase of the Shares; provided, however, that Angostura may pledge the Shares during such nine-month period provided that the pledgee(s) agrees in writing to be bound by the restrictions of this Section 4(k) during such nine-month period.

5.             Indemnification.  Angostura understands the consequences of the agreements, representations and warranties set forth in this Subscription Agreement, and shall indemnify and hold harmless, on demand, the Company and its respective officers, directors, affiliates, agents, and employees from and against all claims, allegations, damages, losses, costs and expenses (including reasonable attorneys’ fees) which they may incur, directly or indirectly, by reason of Angostura’s failure to fulfill any of the terms or conditions of this Subscription Agreement, of the misrepresentations or inaccuracy of any of Angostura’s representations and warranties herein, or in any document provided by Angostura to the Company.

6.             Counterparts.  This Subscription Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

7.             Jurisdiction and Venue.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida.  Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court.  Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

8.             Enforcement Costs.  If any civil action, arbitration or other legal proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, sales and use taxes and all expenses even if not taxable as court costs (including, without limitation, all such fees, taxes, costs and expenses incident to arbitration, appellate, bankruptcy and post judgment proceedings), incurred in that proceeding, in addition to any other relief to which such party or parties may be entitled.  Attorneys’ fees shall include, without limitation, paralegal fees, investigative fees, administrative costs, sales and use taxes and all other charges billed by the attorney to the prevailing party (including any fees and costs associated with collecting such amounts).

9.             Equitable Remedies.  Each of the parties acknowledges that the parties will be irreparably damaged (and damages at law would be an inadequate remedy) if this Agreement is not specifically enforced.  Therefore, in the event of a breach or threatened breach by any party of any provision of this Agreement, then the other parties shall be entitled, in addition to all other rights or remedies, (a) to an injunction restraining such breach, without being required to show any actual damage or to post an injunction or other bond, or (b) to a decree for specific performance of the provisions of this Agreement, or both.

10.           General.

(a)           Angostura will not transfer or assign this Subscription Agreement, or any of its interest herein.

(b)           This Subscription Agreement is irrevocable (except for withdrawal rights under applicable state securities laws) and shall be binding upon the parties hereto and their respective successors and permitted assigns.

(c)           This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

(d)           This Subscription Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

11.           Rights Offering.  The Company agrees that, as soon as possible following the closing (the “Closing”) of the stock purchase contemplated by this Subscription Agreement, it will use its best efforts to complete an offering (the “Rights Offering”), pursuant to a registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission, pursuant to which each stockholder of the Company other than Angostura and its affiliates (each a “Public Stockholder” and collectively, the “Public Stockholders”) shall have the right to purchase such holder’s pro rata amount of a number of shares of common stock of the Company that will permit the Public Stockholders in the aggregate to maintain the percentage stock ownership the Public Stockholders owned prior to the Closing, at a price per share equal to the lesser of: (a) $14.00 per share, and (b) the closing quotation of the Company’s common stock on the American Stock Exchange on the date that is two (2) days prior to the effective date of the Registration Statement.  The terms of the Rights Offering shall provide that to the extent any Public Stockholder does not elect to purchase such holder’s pro rata share, the remaining Public Stockholders shall have the further opportunity to purchase, on a pro rata basis, such shares.  The Company agrees to use its best efforts to file the Registration Statement within sixty (60) days following the Closing.  Angostura agrees that it will take all actions necessary to facilitate the Rights Offering.  The Company shall be responsible for its expenses in connection with the Rights Offering.

IN WITNESS WHEREOF the parties hereto have executed this agreement as of June 8, 2004.

TODHUNTER INTERNATIONAL, INC.

By:	/s/ Jay S. Maltby
Name:	Jay S. Maltby
Title: Chief Executive Officer and President

ANGOSTURA LIMITED

By:	/s/ Michael E. Carballo
Name:	Michael E. Carballo
Title: Group Company Secretary and Treasurer

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (the “AGREEMENT”) is made and entered into as of June    , 2004, between Todhunter International, Inc. a Delaware corporation (the “COMPANY”), and Angostura Limited, a Trinidad corporation (the “HOLDER”).

This Agreement is made concurrently with the purchase by the Holder of 714,285 unregistered shares of the Company’s Common Stock (the “SECURITIES”) for an aggregate purchase price of $10 million (the “STOCK PURCHASE”).  In order to induce the Holder to enter into the Stock Purchase, the Company has agreed to provide to the Holder the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following capitalized defined terms shall have the meanings set forth below (certain terms being defined elsewhere in this Agreement):

“1933 ACT” shall mean the Securities Act of 1933, as amended from time to time.

“BOARD” shall mean the Board of Directors of the Company, or any committee of the Board of Directors authorized to act with respect to this Agreement.

“BUSINESS DAY” shall mean any day other than Saturday, Sunday or legal holiday on which banks in the State of Florida are not open for business.

“COMPANY” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“COMMON STOCK” shall mean the Common Stock of the Company, par value $.01 per share.

“PERSON” shall mean an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“PROSPECTUS” shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented, including all material incorporated by reference therein.

“REGISTRABLE SECURITIES” shall mean the Securities; provided, however, that any given Security shall cease to be a Registrable Security (i) when such Security has been distributed to the public pursuant to an offering registered under the 1933 Act or pursuant to a transaction exempt from registration under Rule 144 under the 1933 Act (or any similar rule then in force) or (ii) when such Security shall have ceased to be outstanding.

“REGISTRATION EXPENSES” shall mean any and all reasonable expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or the Holder in connection with blue sky qualification of any of the Registrable Securities), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreement and other documents relating to the performance of and compliance with this Agreement, (iv) the fees and disbursements of counsel for the Company and for any underwriters, and (v) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or “cold comfort” letters required by or incident to such performance and compliance.

“REGISTRATION STATEMENT” shall mean any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“SEC” shall mean the Securities and Exchange Commission.

2.             REGISTRATION ON REQUEST.

(a)           Subject to the limitations set forth herein, if the Company shall receive written notice requesting registration of Registrable Securities (a “REGISTRATION REQUEST”) from the Holder:

(i)            the Company shall promptly, but in no event more than ten (10) business days following the receipt of such request, deliver to the Holder written notice of its intention to file a Registration Statement pursuant to such Registration Request and specify the principal amount, or number of shares, as the case may be, of Registrable Securities proposed to be included pursuant to the Registration Request by the Holder;

(ii)           the Company shall, within the time period specified in paragraph 2(b), below, prepare, file and use its best efforts to cause to become effective a Registration Statement under the 1933 Act relating to the Registrable Securities specified in the Registration Request for inclusion; and

(iii)          the Company shall use its best efforts to keep such Registration Statement current and effective until the earlier of (i) three (3) months after the date such Registration Statement is declared effective and (ii) the date that the Registrable Securities covered by such Registration Statement have been disposed of pursuant thereto.

(b)           The Company shall be obligated to file such Registration Statement as promptly as practicable, but in any event within ninety (90) days after receipt of any Registration Request; provided, however, that, with respect to any Registration Statement filed, or to be filed, pursuant to this paragraph 2, if the Company shall furnish to the Holder a certificate of an executive officer of the Company stating that, in such officer’s good faith judgment, it would (because of the existence of, or in anticipation of, any acquisition or financing activity, or the unavailability for reasons beyond the Company’s control of any required financial statements, or any other event or condition of significance to the Company) be significantly disadvantageous (a “DISADVANTAGEOUS CONDITION”) to the Company or the Holder for such Registration Statement to be maintained effective, or to be filed and become effective, the Company shall be entitled to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement to be terminated, or, in the event such Registration Statement has not yet been filed, shall be entitled not to file any such Registration Statement, until such Disadvantageous Condition no longer exists (notice of which the Company shall promptly deliver to the Holder) and, upon receipt of any such notice of a Disadvantageous Condition, the Holder will forthwith discontinue use of the Prospectus contained in such Registration Statement and, if so directed by the Company, the Holder will deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the Prospectus then covering such Registrable Securities at the time of receipt of such notice, and, in the event no Registration Statement has yet been filed, all drafts of the Prospectus covering such Registrable Securities.  Upon termination of such Disadvantageous Condition, the Company will, if requested by the Holder, use its best efforts to file such Registration Statement as promptly as practicable, but in any event within sixty (60) days of such termination.  If the Company declines to file or withdraws a Registration Statement in accordance with this paragraph, then the election to initiate the proposed offering shall not constitute the exercise of a Registration Request by the Holder.  The Company shall not be required to file a Registration Statement within twelve (12) months of the effective date of a prior Registration Statement filed as a result of a Registration Request.

(c)           Notwithstanding anything contained herein to the contrary, (i) no Registration Request shall be effective pursuant to this paragraph 2 unless such request includes Registrable Securities having a fair market value (as determined by the Board in good faith) of at least $5 million with respect to any Registration Request; and (ii) the Holder shall be entitled to make 2 (two) separate Registration Requests.

(d)           Notwithstanding anything contained herein to the contrary, the Company will not be obligated to effect any Registration Request (i) within twelve (12) months after the effective date of any Registration Request, (ii) during any period in which the Company is in the process of negotiating or preparing, and ending on a date ninety (90) days following the effective date of, a registration statement pertaining to an underwritten public offering of securities for the account of the Company, or (iii) during any period in which the Company is in possession of material information concerning the Company or its business and affairs, the public disclosure of which would have a material adverse effect on the Company, which information shall be disclosed to the Holder.  In any given twelve (12) month period, the Company may effect one (1) postponement for up to one hundred eighty (180) days of the filing or the effectiveness of a registration statement for a Registration Request if, in the opinion of the Company’s Board, such Registration Request or offering of securities would reasonably be expected to have a material adverse effect on any plan of the Company or any of its subsidiaries to engage in any material acquisition of assets outside the ordinary course of business, any material merger, consolidation, or tender offer, or any other transaction; provided, however, that in such event, the Holder will be entitled to withdraw such request and, if such request is withdrawn, such Registration Request will not count as one of the Holder’s permitted Registration Requests.

(e)           The Holder will pay all Registration Expenses in connection with the registration of Registrable Securities effected by the Company pursuant to this paragraph 2.

(f)            If a Registration Request is an underwritten offering and the managing underwriters advise the Company and the Holder that, in such underwriters’ opinion, the aggregate number of securities requested to be included in such offering exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holder, the Company will include in such registration, prior to the inclusion of any other securities, the maximum number of Registrable Securities requested to be included by the Holder, which, in the opinion of such underwriters, can be sold in an orderly manner within such price range.

3.             INCIDENTAL REGISTRATION.

(a)           If the Company at any time proposes to register any of its securities under the 1933 Act (other than pursuant to paragraph 2 above), whether or not for sale for its own account (but subject to the limitations contained in this paragraph 3), on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the 1933 Act, it will give written notice promptly (and in no event less than twenty (20) days prior to the proposed filing date) to the Holder of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of the Holder delivered to the Company within ten (10) days after the giving of any such notice (which request shall specify the principal amount, or number of shares, as the case may be, of Registrable Securities intended to be disposed of by the Holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the 1933 Act of all of the Registrable Securities which the Company has been so requested to register by the Holder; provided that:

(i)            The Holder may request registration of Securities only if the Company is registering its Common Stock in a public offering other than any public offering of the Company’s Common Stock which is consummated within nine months following the date hereof.

(ii)           if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, however, to the rights, if any, of the Holder to request that such registration be effected as a registration under paragraph 2, above; and

(iii)          if (A) the Company has filed a registration statement covering the sale for its own account of its own securities to underwriters for the purpose of making a public offering of the Common Stock and Registrable Securities are to be included therein pursuant to the provisions of this paragraph 3, (B) in the judgment of the managing underwriter or underwriters of the proposed public offering of such Common Stock, such inclusion would materially adversely affect such public offering, and (C) notification of such determination is given to the Holder participating in such offering prior to the effective date of such registration statement, then the Registrable Securities as to which registration has been requested need not be included by the Company in such registration; provided, however, that such managing underwriter or underwriters may elect to permit the inclusion of a portion of the Registrable Securities as to which registration has been requested.

(b)           Notwithstanding anything contained herein to the contrary, the Company shall not be obligated to effect any registration of Registrable Securities under this paragraph 3 incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, retirement plans or stock option or other employee benefit plans.

(c)           The Holder will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this paragraph 3.

4.             RELATED PROVISIONS.

(a)           Holder agrees not to offer, sell, contract to sell, grant any option to purchase, make any short sale or otherwise dispose of the Securities for the nine (9) months following the consummation of the Stock Purchase; provided, however, that Holder may pledge the Securities during such nine-month period provided that the pledgee(s) agrees in writing to be bound by the restrictions of this Section 4(a) during such nine-month period.

(b)           In connection with any registration of Registrable Securities pursuant to paragraph 2 or 3, the Company will:

(i)            furnish to the Holder such number of conformed copies of the Registration Statement and of each amendment or supplement thereto (in each case including not more than two copies of all exhibits), such number of copies of the Prospectus included in the Registration Statement (including each preliminary Prospectus and any summary Prospectus), in conformity with the requirements of the 1933 Act, any documents incorporated by reference in the Registration Statement or Prospectus, and such other documents, as the Holder may reasonably request;

(ii)           use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the securities owned by the Holder; provided that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 4(b)(ii) be obligated to be so qualified or (ii) subject itself to taxation in any such jurisdiction.

(iii)          furnish to the Holder the following letters: (A) a signed counterpart of an opinion of counsel for the Company, dated the effective date of such Registration Statement (except, if such registration involves an underwritten public offering, such opinion shall be dated the date of the closing under the underwriting agreement), covering such matters as the Holder, or its counsel, may reasonably request; and (B) a letter signed by the independent public accountants who have certified the Company’s financial statements included in the Registration Statement, covering such matters as the Holder, or its counsel, may reasonably request; such letters or opinions shall be in the form as is customary for similar letters or opinions, so long as such form is acceptable to the managing underwriters, if any, of such offering;

(iv)          promptly notify the Holder of Registrable Securities covered by such Registration Statement at any time when a Prospectus relating thereto is required to be delivered under the 1933 Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of the Holder prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

(v)           otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to Holder, as soon as reasonably practicable, but in no event more than eighteen (18) months after the effective date of such Registration Statement, an earnings statement covering a period of at least twelve

(12) months after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the 1933 Act.

The Company may require the Holder to furnish the Company such information regarding the Holder and the distribution of such securities by the Holder as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith.

(c)           If requested by the underwriters for any offering pursuant to a Registration Request under paragraph 2, above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions including, without limitation, agreements to indemnify and to contribute to the effect and to the extent provided in paragraphs 6 and 7, respectively.

(d)           If the Company at any time proposes to register any of its Common Stock under the 1933 Act (other than pursuant to a request made under paragraph 2, above), whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by the Holder to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters; provided that the Holder may request registration of Registrable Securities only if the Company is registering its Common Stock in a public offering other than any public offering of the Company’s Common Stock which is consummated during the nine month period following the date hereof; provided, further, however, that for purposes of this sentence, reasonable efforts shall not require the Company or any other seller of the securities proposed to be distributed by or through such underwriters to reduce the amount or net sale price of such securities proposed to be so distributed.  The Holder shall be party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Holder.

(e)           In the case of any registration pursuant to paragraph 2 or 3 which shall be in connection with an underwritten public offering, the Company and the Holder agree, if so required in writing delivered to the Holder by the managing underwriter or underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering):

(i)            within thirty (30) days prior to the effective date of such Registration Statement, or

(ii)           thereafter until the later of one hundred eighty (180) days after the effective date of such Registration Statement and the date on which all securities under such Registration Statement are sold.

(f)            The Company will not be obligated to include any Registrable Securities in a registration pursuant to paragraph 2 or 3 if the Company delivers to the Holder an opinion of the Company’s counsel in a form reasonably acceptable to the Holder to the effect that the requested registration is not at that time required to permit the proposed disposition or any resale of such Registrable Securities without restrictions on transfer under the 1933 Act, which opinion may be furnished to and relied upon by any broker through which the Holder intends to sell the Registrable Securities.

5.             PREPARATION; REASONABLE INVESTIGATION.

In connection with the preparation and filing of each Registration Statement registering Registrable Securities under the 1933 Act, the Company will give the Holder and its underwriters, if any, and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of the Holder and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the 1933 Act.

6.             INDEMNIFICATION.

(a)           In the event of any registration of securities of the Company under the 1933 Act, the Company will, and hereby does, indemnify and hold harmless in the case of any Registration Statement filed pursuant to paragraph 2 or 3, above, the Holder, its directors and officers, each underwriter of such securities, each officer and director of each such underwriter, each Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the 1933 Act (collectively, the “INDEMNIFIED PARTIES”), against any losses, claims, damages, liabilities and expenses, joint or several, to which an Indemnified Party may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceeding in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “VIOLATIONS”):  (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such securities were registered under the 1933 Act, any preliminary Prospectus, final Prospectus or summary Prospectus included therein, or any amendment or supplement thereto, or any statement incorporated by reference therein, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the Securities Exchange Act of 1934, as amended, or any state securities law in connection with the offering covered by such Registration Statement.  The Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any Violation arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, any such preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement in reliance upon and in conformity with information furnished to the Company by an Indemnified Party.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party and shall survive the transfer of such securities by the Holder.

(b)           The Company may require that, as a condition to including any Registrable Securities in any Registration Statement, the Company shall have received an undertaking reasonably satisfactory to it from the Holder or underwriter of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph 6(a) above) the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement and each other Person, if any, who controls the Company within the meaning of the 1933 Act, with respect to any Violation in such Registration Statement, any preliminary Prospectus, final Prospectus or summary Prospectus included therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with information furnished to the Company for use in the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, summary Prospectus, amendment or supplement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Holder or underwriter.

(c)           Promptly after receipt by an Indemnified Party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this paragraph 6, such Indemnified Party will, if a claim in respect thereof is to be made against a party required to provide indemnification (an “Indemnifying Party”), give written notice to the latter of the commencement of such action; provided, however, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this paragraph 6 or relieve the Indemnifying Party from any liability which it may have to any Indemnified Party otherwise than under this paragraph 6 except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice.  In case any such action is brought against any Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, then, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties may exist in respect of such action, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified, to the extent that it may wish, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified and Indemnifying Parties arises in respect of such actions after assumption of the defense thereof.  No Indemnifying Party will (except with the written consent of each Indemnified Party) consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

(d)           Indemnification similar to that specified in the preceding paragraphs of this paragraph 6 (with appropriate modifications) shall be given by the Company and the Holder with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the 1933 Act.

(e)           The indemnification required by this paragraph 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(f)            The obligations of the Company and the Holder under this paragraph 6 shall survive completion of any offering of Registrable Securities in a Registration Statement and the termination of this Agreement.

7.             CONTRIBUTION.

If the indemnification provided for in paragraph 6 above is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable to such Indemnified Party as a result of such losses, claims, damages or liabilities (i) as between the Company and the Holder on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Holder on the one hand and the underwriters on the other hand from the offering of the Registrable Securities, or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Holder on the one hand and of the underwriters on the other hand in connection with the Violations which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and the Holder on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company and of the Holder in connection with such Violations, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Holder on the one hand and the underwriters on the other hand shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Holder bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company and the Holder on the one hand and of the underwriters on the other hand shall be determined by reference to, among other things, whether the Violation or alleged Violation relates to information supplied by the Indemnifying Party or Parties or by the Indemnified Party or Parties, and reference to, among other things, whether the Violation or alleged Violation relates to information supplied by such party, and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Holder agree (and the underwriters, if any, are deemed to agree) that it would not be just and equitable if contribution pursuant to this paragraph 7 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 7 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this paragraph 7, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such Violation, and the Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of the Holder were offered to the public exceeds the amount of any damages which the Holder has otherwise been required to pay by reason of such Violation.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.             MISCELLANEOUS.

(a)           AMENDMENTS AND WAIVERS.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holder.

(b)           NOTICES.  All notices and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, transmitted by fax, or mailed by registered or certified mail (postage prepaid), return receipt requested, to the receiving party at the address appearing on the records of the party sending the notice (which address may be changed by a notice complying with the foregoing).  Each communication shall be deemed to have been delivered (a) on the date delivered, if by messenger or courier service; (b) on the date of the confirmation of receipt, if by fax; and (c) either upon the date of receipt or refusal of delivery, if mailed.

(c)           SUCCESSORS AND ASSIGNS.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties, other than a transferee of Securities.

(d)           COUNTERPARTS.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(e)           HEADINGS.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(f)            GOVERNING LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflicts of laws.

(g)           ENTIRE AGREEMENT.  This Agreement and all exhibits and schedules attached to this Agreement, if any, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations (if any), whether oral or written, made by and between such parties.

(h)           SEVERABILITY.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(i)            TERMINATION.  This Agreement, other than the provisions of paragraphs 6, 7 and 8, shall terminate, except with respect to a registration previously requested or in process, at the earlier of ten (10) years after the date of this Agreement or such other date as is mutually agreed upon by the Company and the Holder.

(j)            JURISDICTION AND VENUE.  The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Palm Beach County, Florida.  Any civil action or legal proceeding arising out of or relating to this Agreement shall be brought in the courts of record of the State of Florida in Palm Beach County or the United States District Court, Southern District of Florida.  Each party consents to the jurisdiction of such Florida court in any such civil action or legal proceeding and waives any objection to the laying of venue of any such civil action or legal proceeding in such Florida court.  Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TODHUNTER INTERNATIONAL, INC.

By:
Name: Jay S. Maltby
Title: Chief Executive Officer and President

ANGOSTURA LIMITED

By:
Name:
Title: